Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results for the First Quarter

Fiscal 2012

Announces $100 million share repurchase program

Burlington, Mass. — November 1, 2011 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its first quarter of fiscal 2012, ended September 30, 2011.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The first quarter was a strong start to the new fiscal year.  The September quarter is typically a seasonally weak quarter, but we generated increased growth in our license total contract value as compared to the first quarter in recent years.  We believe the packaging and subscription licensing model of our aspenONE suite, combined with our efforts to increase our sales organization’s focus on expanding customer relationships and driving greater product usage, are having a positive impact on our business.”

Fusco added, “The Company met or exceeded its financial guidance across all key financial metrics for the first fiscal quarter.  We also generated positive free cash flow during our seasonally weaker cash generation period, and believe that AspenTech remains on track to generate free cash flow in the mid-$70 million range for fiscal 2012 and $100 million in fiscal 2013.”

First Quarter Fiscal 2012 and Recent Business Highlights

•                 The license portion of total contract value was $1.31 billion for the first quarter of fiscal 2012, which increased 2.2% sequentially and 12.3% compared to the first quarter of fiscal 2011.

•                 Total contract value was $1.46 billion for the first quarter of fiscal 2012, including the value of bundled maintenance, which increased 2.7% sequentially and 17.0% compared to the first quarter of fiscal 2011.

•                 The company announced today that its Board of Directors has approved a $100 million share repurchase program.  This replaces the prior share repurchase program, which had approximately $20 million of remaining capacity as of the end of the first quarter.

Summary of First Quarter Fiscal Year 2012 Financial Results

AspenTech’s total revenue of $51.2 million increased 19% from $43.1 million in the first quarter of the prior year.

•                  Subscription and software revenue was $31.9 million in the first quarter of fiscal 2012, an increase from $19.0 million in the first quarter of fiscal 2011 and $28.7 million in the fourth quarter of fiscal 2011.

•                  Services & other revenue was $19.3 million in the first quarter of fiscal 2012, compared to $24.1 million in the first quarter of fiscal 2011 and $23.9 million in the fourth quarter of fiscal 2011.

For the quarter ended September 30, 2011, AspenTech reported a loss from operations of $15.6 million due primarily to the multi-year revenue model transition following the introduction at the beginning of fiscal 2010 of the company’s aspenONE subscription offering, which has ratable revenue recognition.  This represents an improvement from a loss from operations of $19.7 million for the quarter ended September 30, 2010.

Net loss was $11.7 million for the quarter ended September 30, 2011, leading to net loss per share of $0.12.  This represents an improvement from a net loss per share of $0.17 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges, was $12.0 million for the first quarter of fiscal 2012, an improvement from a non-GAAP loss from operations of $16.9 million in the same period last fiscal year.  Non-GAAP net loss was $9.2 million, or ($0.09) per share, for the first quarter of fiscal 2012, an improvement compared to a non-GAAP net loss of $12.8 million, or ($0.14) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $145.4 million at September 30, 2011, a decrease of $4.6 million from the end of the prior quarter due to the fact that the company used $9.2 million in cash to execute against the previously announced share repurchase program.  The company generated $5.3 million in cash flow from operations and had $0.6 million in capital expenditures and capitalized software, leading to free cash flow of $4.7 million for the three months ended September 30, 2011.

Board of Directors Approves $100 Million Share Repurchase Program

As mentioned above, AspenTech’s Board of Directors approved a share repurchase program for up to $100 million. The timing and amount of any shares repurchased will be determined by AspenTech based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when AspenTech might otherwise be precluded from doing so under applicable insider trading laws and regulations. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with AspenTech’s equity incentive plans and for other corporate purposes.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, November 1, 2011, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the first quarter fiscal 2012  as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 17045138. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 17045138, through November 8, 2011.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2011 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: demand for, or usage of, our aspenONE software declines for any reason; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended
	September 30,
	2011	2010
Revenue:
Subscription and software	$31,910	$18,967
Services and other	19,315	24,133
Total revenue	51,225	43,100
Cost of revenue:
Subscription and software	2,724	2,122
Services and other	11,097	11,126
Total cost of revenue	13,821	13,248
Gross profit	37,404	29,852
Operating expenses:
Selling and marketing	23,446	20,351
Research and development	13,769	12,575
General and administrative	15,887	16,557
Restructuring charges	(73)	77
Total operating expenses	53,029	49,560
Loss from operations	(15,625)	(19,708)
Interest income	2,231	3,702
Interest expense	(1,092)	(1,244)
Other (expense) income, net	(2,032)	2,664
Loss before income taxes	(16,518)	(14,586)
(Benefit from) provision for income taxes	(4,782)	882
Net loss	$(11,736)	$(15,468)
Loss per common share:
Basic	$(0.12)	$(0.17)
Diluted	$(0.12)	$(0.17)
Weighted average shares outstanding:
Basic	94,065	92,689
Diluted	94,065	92,689

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	September 30,	June 30,
	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$145,356	$149,985
Accounts receivable, net	21,998	27,866
Current portion of installments receivable, net	38,199	38,703
Current portion of collateralized receivables, net	16,165	15,748
Unbilled services	1,716	2,319
Prepaid expenses and other current assets	9,259	10,819
Prepaid income taxes	1,155	1,151
Deferred income taxes- current	7,271	7,272
Total current assets	241,119	253,863
Non-current installments receivable, net	40,566	47,773
Non-current collateralized receivables, net	7,604	9,291
Property, equipment and leasehold improvements, net	6,205	6,730
Computer software development costs, net	2,489	2,813
Goodwill	17,791	18,624
Deferred income taxes- non-current	74,426	69,242
Other non-current assets	3,857	3,639
Total assets	$394,057	$411,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowings	$16,615	$15,756
Accounts payable	4,789	2,099
Accrued expenses and other current liabilities	54,886	64,467
Income taxes payable	483	672
Deferred revenue	97,036	90,681
Total current liabilities	173,809	173,675
Long-term secured borrowings	8,194	9,157
Long-term deferred revenue	38,783	38,262
Other non-current liabilities	31,816	33,078
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares at September 30, 2011 and June 30, 2011
Issued and outstanding— none at September 30, 2011 and June 30, 2011	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 95,356,577 shares at September 30, 2011 and 94,939,400 shares at June 30, 2011
Outstanding— 94,068,547 shares at September 30, 2011 and 94,238,370 shares at June 30, 2011	9,536	9,494
Additional paid-in capital	535,707	530,996
Accumulated deficit	(393,007)	(381,271)
Accumulated other comprehensive income	8,922	9,115
Treasury stock, at cost—1,288,030 shares of common stock at September 30, 2011 and 701,030 at June 30, 2011	(19,703)	(10,531)
Total stockholders’ equity	141,455	157,803
Total liabilities and stockholders’ equity	$394,057	$411,975

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(11,736)	$(15,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,412	1,361
Net foreign currency loss (gain)	1,275	(2,179)
Stock-based compensation	3,708	2,697
Deferred income taxes	(5,354)	46
Provision for bad debts	150	717
Other non-cash activities	13	—
Changes in assets and liabilities:
Accounts receivable	5,594	5,241
Unbilled services	611	(287)
Prepaid expenses, prepaid income taxes, and other assets	1,187	4,791
Installments and collateralized receivables	8,329	11,901
Accounts payable, accrued expenses, and other liabilities	(6,898)	(16,438)
Deferred revenue	6,982	14,006
Net cash provided by operating activities	5,273	6,388
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(386)	(588)
Capitalized computer software development costs	(200)	(176)
Net cash used in investing activities	(586)	(764)
Cash flows from financing activities:
Exercise of stock options and warrants	2,232	137
Proceeds from secured borrowings	1,408	1,924
Repayments of secured borrowings	(2,232)	(9,341)
Repurchases of common stock	(9,172)	—
Payment of tax withholding obligations related to restricted stock	(1,187)	(796)
Net cash used in financing activities	(8,951)	(8,076)
Effects of exchange rate changes on cash and cash equivalents	(365)	668
Decrease in cash and cash equivalents	(4,629)	(1,784)
Cash and cash equivalents, beginning of period	149,985	124,945
Cash and cash equivalents, end of period	$145,356	$123,161

Supplemental disclosure of cash flow information:
Interest paid	$1,092	$1,581
Income tax paid (refunded), net	631	(6,496)

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010
Total expenses
GAAP total expenses (a)	$66,850	$62,808
Less:
Stock-based compensation (b)	(3,708)	(2,697)
Restructuring charges	73	(77)

Non-GAAP total expenses	$63,215	$60,034

Loss from operations
GAAP loss from operations	$(15,625)	$(19,708)
Plus:
Stock-based compensation (b)	3,708	2,697
Restructuring charges	(73)	77

Non-GAAP loss from operations	$(11,990)	$(16,934)

Net loss
GAAP net loss	$(11,736)	$(15,468)
Plus:
Stock-based compensation (b)	3,708	2,697
Restructuring charges	(73)	77
Less:
Income tax effect on Non-GAAP items (c)	(1,068)	(89)

Non-GAAP net loss	$(9,169)	$(12,783)

Diluted loss per share
GAAP diluted loss per share	$(0.12)	$(0.17)
Plus:
Stock-based compensation (b)	0.04	0.03
Restructuring charges	(0.00)	0.00
Less:
Income tax effect on Non-GAAP items (c)	(0.01)	(0.00)

Non-GAAP diluted loss per share	$(0.09)	$(0.14)

Shares used in computing diluted loss per share	94,065	92,689

(a) GAAP total expenses

	Three Months Ended September 30,
	2011	2010
Total costs of revenue	$13,821	$13,248
Total operating expenses	53,029	49,560
GAAP total expenses	$66,850	$62,808

(b) Stock-based compensation expense was as follows:

	Three Months Ended September 30,
	2011	2010
Cost of service and other	$303	$253
Selling and marketing	1,170	896
Research and development	348	289
General and administrative	1,887	1,259
Total stock-based compensation	$3,708	$2,697

(c) The income tax effect on Non-GAAP items is calculated utilizing our estimated effective tax rate. In the first quarter of fiscal 2011, we had a U.S. valuation allowance in place which resulted in a minimal income tax adjustment.